UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 6, 2012

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive
Poway, California  92064
(Address of principal executive offices, including zip code)

(858) 726-1600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 6, 2012, Jeffrey E. Eberwein and Charles M. Gillman, members of the Board of Directors of Digirad Corporation, or the Company, have each entered into written trading plans pursuant to the guidance specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  Messrs. Eberwein’s and Gillman’s trading plans are designed to allow each to satisfy the recently implemented non-employee director stock ownership requirements, which were established on June 29, 2012.

Under Messrs. Eberwein’s and Gillman’s trading plans, a broker-dealer is authorized to purchase up to a specified number of shares of the Company’s common stock, par value $0.0001 per share, pursuant to the terms and conditions of the trading plans, including minimum purchase price thresholds, unless the plan is terminated earlier pursuant to its terms. The transactions under this plan are expected to occur between August 17, 2012 and August 6, 2013.

All purchases under Messrs. Eberwein’s and Gillman’s trading plans will be disclosed publicly as required through Form 4 filings with the Securities and Exchange Commission. Other Company directors and executives may also from time to time adopt 10b5-1 plans.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

    None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd P. Clyde
Todd P. Clyde President and Chief Executive Officer

Date:  August 7, 2012